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                                                                  Exhibit 10.100

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


       This Amendment (the "Amendment"), dated February 7, 2007 by and between CirTran Corporation, a Nevada corporation, (the "Company"), and Richard T. Ferrone ("Executive").

       WHEREAS, the Company and the Executive are parties to Employment Agreement dated as of May 15, 2006, as amended August 1, 2006 pursuant to an "Employment Agreement" (the "Agreement");

       The following amendment shall be effective as of February 1, 2007 (the "Effective Date").

       For and in consideration of the mutual covenants contained herein and of the mutual benefits to be derived hereunder, the parties agree as follows:

       1. Change in Base Salary. The annual base salary of Executive specified in Section 4(a) of the Agreement is hereby amended to be $140,000. The second sentence of Section 4(a) is deleted and replaced with the following:

       "The base salary shall be reviewed by the Board annually and shall be increased by at least 5% each year, as determined by the Board."

       2. Term. Notwithstanding Section 3 of the Agreement, the initial term shall continue until December 31, 2009 unless sooner terminated by either party in accordance with Section 7 of the Agreement.

       3. Options. Sections 4(c) is hereby deleted and replaced with the following new Section 4(c):

       "Executive shall be granted options to purchase 3,000,000 shares of the Company's common stock each year and issued during the first week of each year, with terms and an exercise price of the fair market value of the Company's common stock on the date of grant, as determined in accordance with the Company's Stock Option Plan by the Board or the Committee established pursuant to the Company's Stock Option Plan. Executive may be granted additional options to purchase shares of the Company's common stock as determined from time to time by the Board or such Committee. All options shall be subject to such other terms and conditions as may be determined by the Board or the Committee when such options are granted."

         4. Life Insurance. The life insurance specified in section 5(c) shall be increased to $150,000.


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       5.     Other changes. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above to be effective as of the Effective Date.



                                       CIRTRAN CORPORATION



                                       By:  /s/ Iehab J. Hawatmeh
                                            ---------------------------------
                                              Name: Iehab J. Hawatmeh
                                              Title:   President & CEO
                                              EXECUTIVE:


                                            /s/ Richard T. Ferrone
                                            ---------------------------------
                                              Richard T. Ferrone











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